Exhibit 24.5
POWER OF ATTORNEY
     THE UNDERSIGNED director of EnPro Industries, Inc. (the “Corporation”) hereby appoints William Dries, Richard L. Magee and Robert P. McKinney, and each of them singly, as the undersigned’s lawful agent and attorney-in-fact, with full power of substitution and re-substitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission registration statements, including amendments, on Form S-8 pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering shares of common stock of the Corporation and securities and other interests to be issued or purchased pursuant to the Corporation’s Amended and Restated 2002 Equity Compensation Plan (2009 Amendment and Restatement), with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and interests.
     EXECUTED on the 29th day of April, 2009.

/s/ Don DeFosset
Don DeFosset